UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2
On Deck Capital, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The following is a press release issued by On Deck Capital, Inc. on April 29, 2020.

Leading Independent Proxy Advisory Firm Glass Lewis Joins ISS in Recommending OnDeck Shareholders Vote “FOR” All Three of the Company’s Director Nominees

NEW YORK, April 29, 2020 -- OnDeck® (NYSE: ONDK), the leader in online lending to small business, today announced that leading independent proxy advisory firm Glass, Lewis & Co. (“Glass Lewis”) has joined Institutional Shareholder Services (“ISS”) in recommending OnDeck shareholders vote “FOR” the Company’s three director nominees - Noah Breslow, Jane J. Thompson and Ronald F. Verni - at its upcoming Annual Meeting of Shareholders scheduled for May 7, 2020.

Daniel Henson, Lead Independent Director of the Board commented, “We are pleased that Glass Lewis and ISS share our belief that voting ‘FOR’ the three directors up for election at this year’s Annual Meeting is in the best interest of the Company and our shareholders. As a Board and management team, we are focused on enhancing shareholder value as we navigate through these dynamic times and strongly urge all OnDeck shareholders to protect the value of their investment by voting ‘FOR’ OnDeck’s highly qualified director nominees.”

###

About OnDeck
OnDeck (NYSE: ONDK) is the proven leader in transparent and responsible online lending to small business. Founded in 2006, the company pioneered the use of data analytics and digital technology to make real-time lending decisions and deliver capital rapidly to small businesses online.  Today, OnDeck offers a wide range of term loans and lines of credit customized for the needs of small business owners.  The company also offers bank clients a comprehensive technology and services platform that facilitates online lending to small business customers through ODX, a wholly owned subsidiary. OnDeck has provided over $13 billion in loans to customers in 700 different industries across the United States, Canada and Australia. The company has an A+ rating with the Better Business Bureau and is rated 5 stars by Trustpilot. For more information, visit www.ondeck.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other legal authority. Forward-looking statements can be identified by words such as "will," "enables," "targets," "expects," "intends," "may," "allows," "plans," "continues," "believes," "anticipates," "estimates" or similar expressions. These include statements regarding the impact of global economic, political, market, health and social events or conditions, including the impact of the COVID-19 outbreak, macro-economic and other external factors. They are based only on our current beliefs, expectations and assumptions regarding the future of our business, anticipated events and trends, the economy and other future conditions. As such, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and in many cases outside our control. In particular, the consequences of the COVID-19 outbreak to economic conditions and our industry in general are changing rapidly and present material uncertainty with respect to our financial position and operating results. Therefore, you should not rely on any of these forward-looking statements. Our expected results may not be achieved, and actual results may differ materially from our expectations. Important factors that could cause or contribute to such differences include risks relating to: (1) our ability to maintain continuity and productivity in our business operations given our transition to a remote workforce; (2) changes in our loan originations volume, collections activities and our customers' ability to repay amounts borrowed under our term loan, line of credit or equipment finance products; (3) disruption and volatility in the global capital markets which increases the cost of capital and adversely impacts our access to capital from committed facilities and lenders, and our ability to maintain adequate liquidity; (4) recent and future changes to our underwriting standards and other operating policies and procedures and whether those changes work as intended; (5) the impact of the COVID-19 outbreak on our business partners, vendors and other third parties and their ability to perform under contractual or other arrangements; (6) our ability to estimate future performance of our businesses, particularly over the near- to medium-term due to uncertainty surrounding COVID-19; (7) the ability of our customers to perform, including in making timely payments, due to disruptions in their supply chains; (8) changes in our growth strategies or strategic initiatives, including our ability to pursue a bank charter, introduce new products or features, expand our platform to other lenders through ODX, expand into international markets and engage in business development activities; (9) our ability and willingness to make repurchases of our common stock under our previously announced share repurchase program; (10) worsening economic conditions that may result in decreased demand for our loans or services and increase our customers' default rates; (11) supply and demand driven changes in credit and increases in the availability of capital for our competitors that negatively impacts our loan pricing; (12) our ability to accurately assess creditworthiness and forecast and reserve for loan losses given the dynamic environment and our recent adoption of CECL; (13) the effectiveness of our efforts to identify, manage and mitigate our credit, market, liquidity, operational and other risks associated with our business and strategic objectives; (14) our reputation and possible adverse publicity about us or our industry, including actions we have taken or may take in response to the COVID-19 outbreak; (15) changes in federal or state laws or regulations, or judicial decisions, or other significant changes, including those related to the COVID-19 outbreak; and other risks, including those described in Part I - Item 1A. Risk Factors in our Annual Report on From 10-K for the year ended December 31, 2019, and other documents that we file with the Securities and Exchange Commission, or SEC, from time to time which are or will be available on the SEC website at www.sec.gov.

Additional Information
In connection with the solicitation of proxies for OnDeck's 2020 annual meeting of shareholders, OnDeck has filed with the SEC a definitive proxy statement and an accompanying proxy card. SHAREHOLDERS OF ONDECK ARE STRONGLY URGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO), AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by OnDeck with the SEC without charge from the SEC's website at www.sec.gov or OnDeck's Investor Relations website at investors.ondeck.com.

Participants in the Solicitation
OnDeck, its directors and its executive officers may be deemed to be participants in the solicitation of proxies of OnDeck's shareholders in connection with the matters to be considered at its 2020 annual meeting of shareholders. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

OnDeck, the OnDeck logo, OnDeck Score, ODX and OnDeck Marketplace are trademarks of On Deck Capital, Inc. or its subsidiaries.

Investor Contact:
Stephen Klimas
OnDeck
sklimas@ondeck.com
P: (646) 668-3582

Media Contact:
Jim Larkin
OnDeck
jlarkin@ondeck.com
P: 203-526-7457